UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

LECTEC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LECTEC CORPORATION
5610 Lincoln Drive
Edina, Minnesota 55436

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of the Shareholders of LecTec Corporation, a Minnesota corporation, will be held at The Hilton Garden Inn Eden Prairie Hotel, 6330 Point Chase, Eden Prairie, Minnesota 55344, on Thursday, June 19, 2008, at 3:00 p.m. (CDT), for the following purposes:

1. To elect three directors to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified.

2. To ratify the appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record as of the close of business on April 28, 2008, the record date, are entitled to notice of and to vote at the meeting.

If you cannot attend the meeting in person, you may vote your shares by telephone or internet no later than 11:59 p.m. (CDT) on June 18, 2008 (as directed on the enclosed proxy card), or by completing, signing and promptly returning the enclosed proxy card by mail. If you choose to submit your proxy by mail, we have enclosed an envelope for your use, which is prepaid if mailed in the United States.

By Order of the Board of Directors

William Johnson
Acting Secretary

Edina, Minnesota
May 12, 2008

PROXY STATEMENT

i

PROXY STATEMENT
2008 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 19, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited by the Board of Directors of LecTec Corporation for use at the Annual Meeting of Shareholders to be held on Thursday, June 19, 2008, at 3:00 p.m. (CDT), at The Hilton Garden Inn Eden Prairie Hotel, 6330 Point Chase, Eden Prairie, Minnesota 55344, or any adjournments thereof (the “Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. Proxies will be voted in accordance with the directions specified therein. These proxy solicitation materials and the Annual Report on Form 10-KSB for the year ended December 31, 2007 are first being sent to shareholders on or about May 12, 2008.

The Board has set April 28, 2008 as the record date for the Meeting. Each shareholder of record at the close of business on April 28, 2008 will be entitled to vote at the Meeting. As of the record date, 4,290,026 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the Meeting. Holders of our common stock are entitled to one vote per share. Therefore, a total of 4,290,026 votes are entitled to be cast at the Meeting. There is no cumulative voting.

We have enclosed a proxy card for you to use to vote your shares. In order to register your vote, complete, date and sign the proxy card and return it in the enclosed envelope or vote your proxy by telephone or internet in accordance with the voting instructions on the proxy card.

If you change your mind after you vote your shares, you can revoke your proxy at any time before it is actually voted at the Meeting by:

•	sending written notice of revocation to our acting Corporate Secretary;

•	submitting a signed proxy with a later date;

•	voting by telephone or the internet on a date after your prior telephone or internet vote; or

•	attending the Meeting and withdrawing your proxy.

If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares will be voted FOR each of the items of business described in this proxy statement. Shares voted as abstentions on any matter (or a “withhold vote for” as to directors) will be counted for purposes of determining the presence of a quorum at the Meeting and treated as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which a shareholder has abstained. As a result, abstentions have the same effect as voting against a proposal. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Meeting is required for the election of each director and for the ratification of the independent registered public accounting firm (provided that the total number of shares voted for the election of each director or for the ratification of the independent registered public accounting firm constitutes more than 25% of our outstanding shares).

The costs of this solicitation will be borne by us. Proxies may be solicited by our directors, officers and regular employees, without extra compensation, by mail, facsimile, telegram, telephone and personal solicitation. We will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of our common stock. We may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 14, 2008, by each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock, each of our directors, each of our executive officers named in the Summary Compensation Table below and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock under options held by that person that are currently exercisable or exercisable within 60 days of March 14, 2008 are considered outstanding. The column entitled “Number of Shares Beneficially Owned” includes the number of shares of common stock subject to options held by that person that are currently exercisable or that will become exercisable within 60 days of March 14, 2008. The number of shares subject to options that each beneficial owner has the right to acquire within 60 days of March 14, 2008 are listed separately under the column entitled “Number of Shares Underlying Options Beneficially Owned.” Each shareholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them, and such shares are not subject to any pledge. Percentage of ownership is based on 4,290,026 shares of common stock outstanding on March 14, 2008.

		Number of Shares
	Number of Shares	Underlying Options	Percent of Shares
Name of Beneficial Owner	Beneficially Owned	Beneficially Owned	Outstanding

Larry C. Hopfenspirger(1)	412,978	—	9.6%
2025 Nicollet Ave. S., #203 Minneapolis, MN 55402
Estate of Lee M. Berlin	405,759	—	9.5%
c/o Helen Berlin, personal representative 4417 White Oak Drive Janesville, WI 53546
Judd A. Berlin	137,145	—	3.2%
C. Andrew Rollwagen	50,000	50,000	1.2%
Daniel C. Sigg M.D. PhD	50,000	50,000	1.2%
All directors and executive officers as a group (3 persons)	237,145	100,000	5.4%

(1)	Includes 274,000 shares held directly by Mr. Hopfenspirger, 25,000 shares held by Mr. Hopfenspirger’s wife and 113,978 shares held by 10701 Red Circle Drive, LLC, of which Mr. Hopfenspirger is the sole beneficial owner.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such executive officers, directors, and greater than 10% beneficial owners are required by the regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such reports furnished to us and representations from the executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners during 2007 have been satisfied, except that C. Andrew Rollwagen, one of our directors, filed a late Form 3 report on September 24, 2007.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Amended and Restated By-Laws provide that the size of the Board of Directors shall be one or more directors, with the number of directors to be determined by the shareholders from time to time prior to the election of directors. The Board of Directors may increase the number of directors at any time. Three persons have been nominated for election as directors at the Meeting. Directors are elected to serve a one-year term and until their successors are duly elected and qualified. Judd A. Berlin, C. Andrew Rollwagen and Daniel C. Sigg M.D. PhD are the current directors who have been nominated for re-election to the Board to serve for a term of one year and until their successors are duly elected and qualified.

A shareholder submitting a proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from all or any of such nominees. If a submitted proxy is properly signed but unmarked with respect to the election of directors, the proxy agents named in the proxy will vote the shares represented thereby for the election of all of the nominees. Each of the nominees has agreed to serve as our director if elected; however, should any nominee become unwilling or unable to serve if elected, the proxy agents named in the proxy will exercise their voting power in favor of such other person as the Board of Directors may recommend.

The Board of Directors recommends a vote FOR the election of the three nominated directors. Proxies will be voted FOR the election of the three nominees unless otherwise specified.

The nominees for election as directors have provided the following information about themselves:

Judd A. Berlin, 51 years old, has been a director since May 2003. Mr. Berlin was elected to the offices of Chief Executive Officer, Chief Financial Officer, and Chairman of the Board on November 21, 2006. Mr. Berlin is a multinational entrepreneur and founder of Hello Corporation, an Asian-based company operating call centers for Fortune 100 companies. Mr. Berlin has also founded companies in Europe, the Middle East and Asia in food distribution, broadcasting, and entertainment production. Mr. Berlin has an MBA from St. Thomas University in St. Paul, Minnesota.

C. Andrew Rollwagen, 52 years old, has been a director since January 2005. Mr. Rollwagen has more than 25 years experience in banking and finance. He holds a Master of Business Administration degree from the University of St. Thomas in Minneapolis, Minnesota and has served as Senior Vice President and Chief Operating Officer of First State Bank and Trust, a locally owned community bank serving the greater St. Croix Valley area in Minnesota, since January 2007. Mr. Rollwagen began serving as a director of First State Bank and Trust in March 2008. Mr. Rollwagen served as Vice President of Business Banking at First State Bank and Trust from November 1998 to January 2007.

Daniel C. Sigg M.D. PhD, 43 years old, has been a director since November 2006. Dr. Sigg, a Swiss national, is currently serving as Sr. Manager in the R&D Division of Cardiac Rhythm Disease Management at Medtronic, Inc., a leading medical device and technology company, which he joined in 2001. Dr. Sigg is a board-certified anesthesiologist and has significant clinical experience. His pre-clinical expertise includes both academic and industrial R&D. His areas of interest and expertise include cardiovascular physiology, biotechnology, pharmacology and local drug delivery. To date, Dr. Sigg has published 19 peer-reviewed scientific manuscripts, as well as numerous book chapters and abstracts, and is inventor of five issued U.S. patents and over 20 pending U.S. patents. Dr. Sigg obtained his Medical Degree from the University of Basel, Switzerland, and his PhD degree in Physiology from the University of Minnesota. Dr. Sigg speaks German, English, French, and some Italian.

CORPORATE GOVERNANCE

Director Independence

We are not a listed issuer and so are not subject to the director independence requirements of any exchange or inter-dealer quotation system. Nevertheless, in determining whether our directors and director nominees are independent, we use the definition of independence provided in Rule 4200(a)(15) of The NASDAQ Stock Market’s Marketplace Rules. Under this definition of independence, directors C. Andrew Rollwagen and Dr. Daniel C. Sigg, who comprise a majority of our Board of Directors, would be considered independent directors. Judd A. Berlin, the third member of our current Board of Directors would not be considered independent because he serves as our Chief Executive Officer and Chief Financial Officer.

Meetings and Committees of the Board of Directors

During fiscal year 2007, the Board of Directors held 14 meetings. Each director attended at least 75% of the total meetings of the Board of Directors and committees of the Board on which they served during fiscal year 2007. The Board of Directors has an Audit Committee, Compensation Committee, Board Organization Committee and an Executive Committee, which are described below. Each of these committees is comprised solely of independent directors, as defined in Rule 4200(a)(15) of The NASDAQ Stock Market’s Marketplace Rules.

The Board of Directors has an Audit Committee comprised of Judd A. Berlin, who serves as the Committee’s Chairman, and C. Andrew Rollwagen. The Audit Committee reviews and investigates all matters pertaining to our accounting activities and the relationship between us and our independent registered public accounting firm. Due to our size, financial condition and prospects, the Board has not sought to add a Board member who would qualify as an “audit committee financial expert” under the definition promulgated by the Securities and Exchange Commission. Based on the size and complexity of our financial statements, the Board does not believe that the absence of an audit committee financial expert materially undermines the ability of our Audit Committee to fulfill its obligations. The Audit Committee held four meetings during fiscal year 2007.

The Board of Directors has a Compensation Committee comprised of Judd A. Berlin, who serves as the Committee’s Chairman, and C. Andrew Rollwagen. The Compensation Committee determines and periodically evaluates the various levels and methods of compensation for our directors, officers and employees. We have not adopted a charter for the Compensation Committee. The Compensation Committee did not hold any meetings during fiscal year 2007.

The Board of Directors has a Board Organization Committee comprised of C. Andrew Rollwagen, who serves as the Committee’s Chairman, and Judd A. Berlin. The Board Organization Committee identifies potential candidates for Board membership, reviews the composition and size of the Board, and audits LecTec’s program for senior management succession. The Board Organization Committee did not hold any meetings during fiscal year 2007. Based on our financial condition and prospects and the resulting difficulty we face in attracting new directors, the Board of Directors has not (1) adopted a Board Organization Committee charter, (2) adopted a policy with regard to the consideration of any director candidates recommended by shareholders, (3) adopted specific, minimum qualifications that must be met by director nominees, or (4) established a process for identifying and evaluating nominees for director.

Compensation of Directors

The Compensation Committee reviews and makes recommendations to the Board of Directors regarding compensation to be paid to our non-employee directors. Our Board of Directors has established a policy that each of our non-employee directors receives an annual cash payment of $17,500 for annual services to LecTec, as illustrated in the table below. This cash payment is paid in advance in quarterly installments of $4,375 before the beginning of each of the quarters in which services will be performed.

On September 20, 2007, Mr. Rollwagen and Dr. Sigg were each awarded options to purchase 25,000 shares of our common stock at an exercise price of $2.60 per share and options to purchase 25,000 shares of our common stock at an exercise price of $5.20 per share. These options were immediately vested in full on the date of grant and will expire on September 20, 2017. The options provide that termination of service as a director of LecTec for any reason other than for cause will not affect the terms of the option or cause the option to terminate.

The following table shows the compensation of the members of our Board of Directors during 2007.

Director Compensation

	Fees Earned or Paid	Stock Awards	Option Awards
Name	in Cash ($)	($)(1)	($)(2)	Total ($)

Judd A. Berlin(3)	—	—	—	—
C. Andrew Rollwagen	17,500	—	110,975	128,475
Daniel C. Sigg M.D. PhD	17,500	—	110,975	128,475

(1)	None of our directors held any shares of restricted stock as of December 31, 2007.

(2)	The amounts in this column are calculated based on FAS 123R and equal the financial statement compensation expense for stock option awards as reported in our statements of operations for the fiscal year ended December 31, 2007. The initial expense is based on the fair value of the stock option grants as estimated using the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes value are disclosed in Note A to our financial statements included in our 2007 Annual Report on Form 10-KSB. The aggregate number of stock options outstanding at December 31, 2007 for each of our directors was 0 options for Mr. Berlin, 50,000 options for Mr. Rollwagen and 50,000 options for Mr. Sigg. The full grant date FAS 123R value of the option awards granted in 2007 to Mr. Rollwagen and Mr. Sigg was $110,975 each.

(3)	Mr. Berlin, our Chief Executive Officer and Chief Financial Officer, has chosen not to receive any cash or equity compensation for his service as a director. See the discussion of stock options surrendered by Mr. Berlin during 2007 under “Executive Compensation” below.

Policy Regarding Attendance at Annual Meetings

We do not have a policy regarding director attendance at the annual meeting of shareholders. Our last annual meeting of shareholders was held in September 2004.

Shareholder Communication with the Board

Due to our financial condition and prospects, the Board of Directors has not established a process for shareholders to send communications to the Board.

Ethics Code

We have adopted a Code of Business Ethics applicable to all our employees and executive officers. Our Code of Business Ethics is an incorporated part of the LecTec Employee Handbook and is required to be read and signed-off on upon the commencement of employment with us. A copy of our Code of Business Ethics is available free of charge from our acting Corporate Secretary.

EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation for the last two fiscal years awarded to or earned by our Chief Executive Officer and Chief Financial Officer. No other individual served as an executive officer of LecTec during fiscal 2007.

Summary Compensation Table

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

Judd A. Berlin	2007	—	—	—	—	—	—
Chief Executive Officer and	2006	—	—	—	—	—	—
Chief Financial Officer

On September 20, 2007, Mr. Berlin was awarded options to purchase 25,000 shares of our common stock at an exercise price of $2.60 per share and options to purchase 25,000 shares of our common stock at an exercise price of $5.20 per share. These options were immediately vested in full on the date of grant and expire on September 20, 2017. Subsequent to the grant of these options, Mr. Berlin informed us that, given his existing significant equity holdings in the company, he would surrender to LecTec for cancellation the 50,000 options granted to him on September 20, 2007.

Mr. Berlin did not have any options or shares of restricted stock outstanding as of December 31, 2007.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

Our Audit Committee reviews our financial reporting process on behalf of the Board of Directors. Our Board of Directors adopted an Audit Committee charter in October 2000, which is included on our website at www.lectec.com. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 with management and our independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm the firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Judd A. Berlin, Chairman
C. Andrew Rollwagen

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth information concerning fees and services billed or expected to be billed by our independent registered public accounting firm, Lurie Besikof Lapidus & Company, LLP for 2007 and 2006:

	2007	2006	Nature of Services Provided

Audit Fees	$31,340	$31,800	Audits and quarterly reviews of our financial statements
Audit-Related Fees	—	—
Tax Fees	7,000	7,495	Tax return preparation and research
All Other Fees	—	—

	$38,340	$39,295

Because of our size, complexity, financial condition and prospects, the Audit Committee is apprised of and pre-approves all fees for services provided by our independent registered public accounting firm. All fees paid to our independent registered public accounting firm for 2007 and 2006 were approved by our Audit Committee. The Audit Committee has considered whether non-audit services provided by the independent registered public accounting firm during 2007 and 2006 were compatible with maintaining the accounting firm’s independence.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Lurie Besikof Lapidus & Company, LLP (“LBLCO”) began serving as our independent registered public accounting firm in April 2004. The Audit Committee of the Board of Directors has appointed LBLCO as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

While we are not required to do so, LecTec is submitting the appointment of LBLCO to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008 for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may in its discretion, direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of LecTec and our shareholders.

Representatives of LBLCO are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so. Representatives also will be available to respond to appropriate questions from shareholders.

The Board of Directors recommends that you vote FOR ratification of the appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Proxies will be voted FOR ratifying this appointment unless otherwise specified.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Any shareholder proposals to be considered for inclusion in our proxy materials for the annual meeting of shareholders to be held in 2009 must be received at our principal executive office at 5610 Lincoln Drive, Edina, Minnesota 55436, no later than January 12, 2009. In connection with any matter to be proposed by a shareholder at the annual meeting to be held in 2009, but not proposed for inclusion in our proxy materials, the proxy holders designated by us for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by us at our principal executive office by March 28, 2009.

ANNUAL REPORT TO SHAREHOLDERS

Our 2007 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission, including financial statements for the fiscal year ended December 31, 2007, accompanies this proxy statement. Shareholders who wish to obtain additional copies of our 2007 Annual Report on Form 10-KSB may do so without charge by writing to Corporate Secretary, LecTec Corporation, 5610 Lincoln Drive, Edina, Minnesota 55436.

OTHER MATTERS

The Board of Directors does not know of any business to be brought before the Meeting other than as specified above. However, if any matters properly come before the Meeting, it is the intention of the person named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors

William Johnson
Acting Secretary

Dated: May 12, 2008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Thursday, June 19, 2008
3:00 p.m. (Central Daylight Time)
The Hilton Garden Inn Eden Prairie Hotel
6330 Point Chase
Eden Prairie, MN 55344

proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
I appoint Judd A. Berlin and C. Andrew Rollwagen, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of shareholders to be held on June 19, 2008 at Eden Prairie, Minnesota, and at any adjournment thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.

(continued, and to be signed and dated on reverse side)

There are three ways to vote your Proxy
Your telephone or internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

COMPANY #

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY « «« IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CDT) on June 18, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/lect/ — QUICK ««« EASY « «« IMMEDIATE
•	Use the internet to vote your proxy 24 hours a day, 7 days a week until 11:59 p.m. (CDT) on June 18, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.
If you vote by phone or internet, please do not mail your proxy card
ê Please detach here ê

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2.

1.	Election of directors:	01 Judd A. Berlin
02 C. Andrew Rollwagen
03 Daniel C. Sigg M.D. PhD

☐	FOR all listed	☐	WITHHOLD ALL
nominees
(except as marked)

(Instructions: To withhold authority to vote for any individual nominee, mark “FOR all listed nominees (except as marked)” and write the number(s) in the box provided to the right.)

2.	Approval of appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm.	☐ For	☐ Against	☐ Abstain
This proxy will be voted as directed. If no direction is made, it will be voted “FOR” Items 1 and 2.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) of Shareholder(s) in Box
PLEASE DATE AND SIGN exactly as name(s) appears hereon and return promptly in the accompanying postage paid envelope. If shares are held by joint tenants or as community property, both shareholders should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.